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                                                                      EXHIBIT 12

GTE Northwest Incorporated and Subsidiary
STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

(Thousands of Dollars)


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
                                                                  Six Months Ended
                                                                   June 30, 1997
Net earnings available for fixed charges:
  Income from continuing operations                                   $ 98,080
  Add - Income taxes                                                    54,525
       - Fixed charges                                                  28,380
                                                                      --------
Adjusted earnings                                                     $180,985
                                                                      ========

Fixed charges:
  Interest expense                                                    $ 27,387
  Portion of rent expense
     representing interest                                                 993
                                                                      --------
Adjusted fixed charges                                                $ 28,380
                                                                      ========

RATIO OF EARNINGS TO FIXED CHARGES                                        6.38